Exhibit 16.1

June 6, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Uy Scuti Acquisition Corp. pursuant to Form 8-K dated June 5, 2025 (Commission File Number: 001-42577 (copy attached), which we understand will be filed with the Securities and Exchange Commission regarding “Termination of the Company’s Certifying Accountant”. We do not disagree with the contents of Item 4.01 on Form 8-K.

Very truly yours,

WWC, P.C.

Certified Public Accountants